Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, Nos. 333-167752) pertaining to the Codexis, Inc. 2002 Stock Plan, as amended, and the Codexis, Inc. 2010 Equity Incentive Plan of our report dated February 10, 2011, with respect to the consolidated financial statements of Codexis, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Palo Alto, California

February 10, 2011